UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2017

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On February 2, 2017, Hanesbrands Inc. (“HanesBrands”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Exhibit 99.1 contains disclosures about adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin) and EBITDA, which are not generally accepted accounting principle (“GAAP”) measures. Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
HanesBrands has chosen to present non-GAAP measures excluding the effects of actions to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisition-related expenses and other actions. HanesBrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business during each period presented without giving effect to costs or foreign currency gains associated with the execution and integration of any of actions taken.
In addition, HanesBrands has chosen to present EBITDA to investors because it considers it to be an important supplemental means of evaluating operating performance. HanesBrands believes that EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA should not, however, be considered as a measure of discretionary cash available to invest in the growth of the business.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.
Item 7.01. Regulation FD Disclosure
HanesBrands has made available on the investors section of its corporate website, www.Hanes.com/investors, certain supplemental materials regarding HanesBrands' financial results and business operations (the “Supplemental Information”). The Supplemental Information is furnished herewith as Exhibit 99.2 and is incorporated by reference. All information in the Supplemental Information is presented as of the particular date or dates referenced therein, and HanesBrands does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

Exhibits 99.1 and 99.2 to this Current Report on Form 8-K include forward-looking financial information that is expected to be discussed on our previously announced conference call with investors and analysts to be held at 4:30 p.m., Eastern time, today (February 2, 2017). The call may be accessed at www.Hanes.com/investors. Replays of the call will be available at www.Hanes.com/investors and via telephone. The telephone playback will be available from approximately 7:30 p.m., Eastern time, on February 2, 2017, until midnight, Eastern time, on February 9, 2017. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 54477854. Exhibits 99.1 and 99.2 are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press release dated February 2, 2017
Exhibit 99.2	Supplemental Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 2, 2017	HANESBRANDS INC.

	By:	/s/ Richard D. Moss
Richard D. Moss
Chief Financial Officer

Exhibits

99.1	Press release dated February 2, 2017
99.2	Supplemental Information